UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Current Report Pursuant to Section 13 or 15(d) of The Securities Act of 1934

Date of Report (Date of earliest event reported):  April 28, 2006

Advanced Power Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16047	93-0875072
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 S.W. Columbia Street

Bend, Oregon 97702

(Address of principal executive offices (Zip Code)

Registrant’s telephone number, including area code:

(541) 382-8028

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Definitive Merger Agreement

On April 25, 2006, Advanced Power Technology, Inc., a Delaware corporation (the “Company” or “APT”), entered into an Amendment No. 1 to Agreement and Plan of Merger (the “Amendment”), which amended the Agreement and Plan of Merger dated November 2, 2005, by and among the Company, APT Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Microsemi Corporation, a Delaware corporation (“Microsemi”), and Microsemi (as so amended, the “Merger Agreement”). A copy of the Amendment was filed with the Securities and Exchange Commission on April 27, 2006 as Exhibit 2.6.1 to the Microsemi’s Post-Effective Amendment No. 1 to Registration Statement on Form S-4 (Reg. No. 333-130655) (the “Registration”).

The Amendment amended the Merger Agreement to change the definition of “Merger Sub” to provide that APT Acquisition Corp. was originally incorporated in Delaware under the name “Microsemi Corp. – Power.”  The Amendment also amended the Merger Agreement’s provisions regarding the availability of dissenter’s rights under Delaware law to provide that holders of APT common stock shall be entitled to such rights. Additionally, the Amendment amended the provisions of the Merger Agreement regarding the conversion of APT common stock to account for the existence of dissenter’s rights under Delaware law. Finally, the Amendment amended the Registration’s representations and warranties with respect to the Microsemi’s retention of finders or brokers in connection with the merger to reflect a claim made against Microsemi for a commission by Piper Jaffray & Company, which Microsemi tentatively settled for $500,000.

Item 2.01                                             Completion of Acquisition or Disposition of Assets.

On April 28, 2006, the Company completed its merger with APT Acquisition Corp., a Delaware corporation (“Merger Subsidiary”), which is a wholly-owned subsidiary of Microsemi Corporation, a Delaware corporation (“Microsemi”). The consummation of the merger followed a special meeting of the Company’s shareholders held on April 27, 2006, at which the requisite shareholder approval was obtained for the consummation of the merger pursuant to the terms of the Merger Agreement. For each share of APT common stock, $0.01 par value per share, APT shareholders will receive 0.435 shares of Microsemi’s common stock, $0.20 par value per share, plus $2.00 in cash. Pursuant to the Merger Agreement, the Company merged into the Merger Subsidiary, whereupon the Merger Subsidiary ceased to exist as a separate entity. The Company shall be the surviving entity in the merger, however, it will be a wholly-owned subsidiary of Microsemi and its name will be changed to “Microsemi Corp. – Power Products Group.”   Microsemi and the Company have taken such action as is necessary to cause the Company’s common stock to cease to be quoted on the NASDAQ National Market and to terminate the registration of the Company’s common stock under Section 12 of the Securities Exchange Act of 1934.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed separately with the Securities and Exchange Commission.

Mellon Investor Services LLC is acting as the Exchange Agent for the merger, and will be sending APT shareholders a Letter of Transmittal and instructions on how to surrender shares of APT common stock for the merger consideration.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Pursuant to the merger described in more detail in Item 2.01 above, Advanced Power Technology, Inc. has requested that its common stock be delisted from the NASDAQ National Market as of the close of business on April 28, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned; hereunto duly authorized this 28th day of April, 2006.

ADVANCED POWER TECHNOLOGY, INC.

BY:	/s/	GREG M. HAUGEN
Greg M. Haugen
Vice President, Finance and Administration Chief Financial Officer and Secretary (Principal Financial Officer